SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 13, 2003

(Date of earliest event reported)

CARDIMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22419	94-3177883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

47266 Benicia Street, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 354-0300

Item 5.	Other Events.

On November 12, 2003, Cardima issued a notice of redemption to the holders of warrants to purchase 858,851 shares of Common Stock issued on August 14, 2003 as indicated in the attached redemption notice. The redemption is subject to a number of conditions referenced in the redemption notice.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits

99.1	Notice of Redemption dated November 12, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2003

CARDIMA, INC.

By:	/s/ Barry D. Michaels

Barry D. Michaels Interim Chief Financial Officer and Secretary